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                                  EXHIBIT 23.5

                       Consent of Independent Accountants
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-01297, 333-01299, 33-52044, 33-89528, and
33-61485) of Parametric Technology Corporation and its subsidiaries of our report dated October 19, 1995, except as to Notes F and G which are dated November 17, 1995, appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.



/S/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Boston, Massachusetts
December 19, 1996